Exhibit 1.1

GENENTA SCIENCE S.P.A.

1,608,695 American Depositary Shares
Representing 1,608,695 Ordinary Shares (no par value)

Underwriting Agreement

[●], 2021

Roth Capital Partners, LLC

Maxim Group LLC

As Representatives of the several Underwriters

c/o Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

c/o Maxim Group LLC

300 Park Ave

16th Floor

New York, New York 10022

Ladies and Gentlemen:

Genenta Science S.p.A., a Republic of Italy joint stock corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I to this underwriting agreement (this “Agreement”), for whom you (in such capacity, the “Representatives”) are acting as representatives 1,608,695 American Depositary Shares (“Offered ADSs,” and each an “ADS”), each representing one (1) ordinary share with no par value in the capital of the Company (the “Ordinary Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 241,304 ADSs, representing 241,304 additional Ordinary Shares (the “Option ADSs”). The Offered ADSs and the Option ADSs are herein referred to as the “Underwritten ADSs.”

The Company shall deposit pursuant to the Deposit Agreement, dated as of [●], 2021 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), a number of Ordinary Shares equal to the Underwritten ADSs. Upon deposit of such Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited. The Offered ADSs will represent Ordinary Shares.

Concurrently with the offering of Offered ADSs, the Company is offering 1,000,000 newly issued Ordinary Shares reserved for subscription by the Company’s existing shareholders (the “Reserved Offering”) in an offering falling within the cases of inapplicability of the provisions on public offerings of securities provided for in Article 100 of Legislative Decree no. 58 of 24 February 1998, as amended (the “Consolidated Law on Finance”), Article 34-ter of the issuers’ regulations adopted with CONSOB resolution no. 11971 of 14 May 1999 (the “Issuers’ Regulation”) and Article 1, paragraph 4, of Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

The offering of Underwritten ADSs and the Reserved Offering collectively are referred to herein as the “Offering.” All Ordinary Shares to be allotted and issued by the Company in connection with the Offering, whether sold directly to existing shareholders of the Company in the Reserved Offering or deposited with the Depositary to be represented by Underwritten ADSs, are referred to herein as the “Securities.”

As used in this Agreement, the “Registration Statement” means the registration statement referred to in Section 1(i)(a) hereof, including the exhibits, schedules and financial statements and any prospectus relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Preliminary Prospectus” means any preliminary prospectus with respect to the offering of the Securities included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A; and the “Prospectus” means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus dated [●], 2021, as generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433” and, any such issuer free writing prospectus, an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Rule 405” and, any such free writing prospectus, a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

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1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the SEC a registration statement (file number 333-[  ]) on Form F-1, including the Preliminary Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the SEC the Prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, the Prospectus shall contain all information with respect to the Securities and the offering thereof required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in this Agreement) and on any date on which Option ADSs are purchased, if such date is not the Closing Date (each such date, a “Settlement Date”), the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The disclosures in the Registration Statement and Prospectus concerning the effects of U.S. laws and European Union, Italian national and local regulations on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c) The Company has filed with the SEC a registration statement (file number [●]) on Form F-6 for the registration under the Securities Act of the offering and sale of the Underwritten ADSs (“ADS Registration Statement”). The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADS Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Securities Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) The Company has been duly established and is validly existing as a joint stock company (società per azionì) in good standing under the laws of the Republic of Italy with a registered office at Via Olgettina No. 58, 20132 Milan, Italy, Fiscal Code and number of registration in the Companies Register of Milan No. 08738490963. The Company does not own an interest in any corporation, partnership, joint venture, limited liability company, trust or other business entity.

(e) Upon issuance by the Depositary of ADSs against deposit of the underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADSs are registered will be entitled to the rights specified in the ADSs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(f) Provided that (i) no Underwriter is resident in Italy for tax purposes and (ii) each Underwriter is a resident of a jurisdiction for the purposes of a double tax treaty between Italy and the jurisdiction, is entitled to the benefits of the treaty and does not, and is not deemed to, carry on business through a permanent establishment in Italy, no stamp, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable by or on behalf of the Underwriters in connection with (A) the issuance of the Ordinary Shares underlying the Offered ADSs and the delivery of the Offered ADSs in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Ordinary Shares underlying the Offered ADSs against issuance of the Offered ADSs or (C) the sale and delivery by the Underwriters of the Offered ADSs as contemplated herein. For the avoidance of doubt, income taxes, withholding taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(g) Except as described in each of the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Italian law and regulations be paid to the Depositary and to the holders of Ordinary Shares or ADSs, as the case may be, in Euros and may be converted into foreign currency that may be transferred out of Italy in accordance with the Deposit Agreement.

(h) Neither the SEC nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order.

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(i) (i) The Disclosure Package and the price to the public, the number of Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Disclosure Package and the price to the public, the number of Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(j) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(k) From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(l) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives or persons known to the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

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(m) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(n) This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of this Agreement does not violate its Articles of Association (i.e., atto costitutivo), its By-laws (i.e., statuto) or any law, rule, regulation, judgment, decree or order of any court applicable to it. No consents or approvals and no licenses or orders from, or any registration or filings with, any Republic of Italy court, government department or other regulatory body (with the exception of all filing requirements with the Companies Register of Como which, to our knowledge, have been fully complied with other than filings which are required to and will be made post-closing in connection with the transactions contemplated herein) are required for the due authorization, execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such as may be required by FINRA and under state securities, Blue Sky or foreign laws in connection with the purchase and distribution of the Underwritten ADSs by the several Underwriters.

(o) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case where such failure would not reasonably be expected to have a Material Adverse Effect (as defined below).

(p) There is no franchise, contract or other document of a character required to be described in the Registration Statement, Preliminary Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(q) The Company has full legal capacity and power to enter into this Agreement and the Deposit Agreement, and each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

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(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Securities Act and such as may be required under the listing rules of the Nasdaq Stock Market, applicable rules of the Financial Industry Regulatory Authority, Inc. and under the applicable state and foreign securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(t) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the constitution of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clause (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(u) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the issuance of the Securities.

(v) The consolidated historical financial statements and schedules of the Company included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

(w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

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(x) The Company leases all such real properties as are reasonably necessary to the conduct of its operations as presently conducted. The Company does not own any real property.

(y) The Company is not in violation or default of (i) any provision of its constitution, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except in case of clauses (ii) and (iii), for any such violation or default as would not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Mayer Hoffman McCann P.C., who have issued their audit report with respect to the consolidated financial statements of the Company and its affiliates included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and its affiliates within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(aa) The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(bb) With respect to the Company, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto): (i) no labor problem, dispute, slowdown, work stoppage or disturbance involving any employees of it exists or, to the Company’s knowledge is threatened or imminent, and it is not aware of any existing or imminent labor problem, dispute, slowdown, work stoppage or disturbance by the employees of any of its or its principal suppliers, contractors or customers, that could have a Material Adverse Effect; and (ii) compliance subsists for all its obligations under employment contracts, industrial agreements and awards and with all codes of conduct and practice relevant to conditions of service and to the relations between it and the employees employed by it, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “taxes” mean all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever imposed by the U.S., the European Union, Italy or any Italian subdivision or local authority, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

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(cc) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd) The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, all applicable federal, state, local or foreign governmental or other authorities that are necessary to conduct its business (“Permits”), except where the failure to possess such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not in violation of, or in default under, any of the Permits nor has received any revocation, suspension or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). The Company has not received any notice that any such Permit will not be renewed in the ordinary course, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Permits are valid and in full force.

(ee) The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus, the Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(ff) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities and Exchange Act 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

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(gg) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except in each case where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including of any government owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing) from corporate funds; or (iii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iv) is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, each as may be amended, or the rules or regulations thereunder (collectively, the “Anti-Corruption Laws”); and the Company has instituted and maintains policies and procedures to ensure compliance with the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws.

(jj) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(kk) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom and the Italian Department of the Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) The Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(mm) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Relating to Intellectual Property” and “Business—Intellectual Property,” or as would not reasonably be expected to result in a Material Adverse Effect (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.

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(nn) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Roth Capital Partners, LLC and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Roth Capital Partners, LLC.

(oo) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Italy.

(pp) The Company is, and at all times has been, in material compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the clinical drug development activities conducted by the Company, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company has filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed or were corrected or supplemented by a subsequent submission, except as would not cause a Material Adverse Effect. The Company is not a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any governmental or regulatory authority. Additionally, neither the Company, nor any of its employees, officers, directors or, to the Company’s knowledge, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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(qq) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to result in a Material Adverse Effect. The Company has implemented and maintains commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, including “Personal Data,” used in connection with its business. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company has been and is presently in material compliance with all applicable laws, directives, or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, including Personal Data and to the protection of such IT Systems and Data and Personal Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to result in a Material Adverse Effect. There has been no security breach or other material compromise of or relating to any of the Company’s IT Systems and Data and the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to its IT Systems and Data, except for any breaches or compromises that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(rr) The Company is, and has at all times been, in material compliance with all applicable data privacy and security laws and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations regarding the privacy and security of IT Systems and Data and Personal Data (collectively, the “Privacy Laws”), except as would not, individually or in the aggregate, result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its policies and contractual obligations governing the collection, storage, use, disclosure, handling and analysis of Personal Data. The Company has at all times made all material disclosures to users or customers required by the Privacy Laws, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company further certifies that the Company: (i) has not received notice of, any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in, any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Laws; or (iii) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except with respect to subsection (i), (ii) and (iii) as would not, individually or in the aggregate, result in a Material Adverse Effect.

(ss) The preclinical studies and clinical trials that are described in the Registration Statement, the Disclosure Package or the Prospectus (collectively, “Studies”) were conducted by or, to the knowledge of the Company, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with the protocols, procedures and controls designed for such Studies and pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies contained in the Registration Statement, the Disclosure Package or the Prospectus are accurate and complete and fairly present the data derived from such Studies, in each case in all material respects, and the Company has no knowledge of any other Studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; the Company has made all such filings and obtained all such approvals as may be required by the United States Food and Drug Administration (“FDA”) or any committee thereof, the European Medicines Agency (“EMA”) or any committee thereof, or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company has not received any notice from, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any Studies conducted by or on behalf of the Company; and the Company is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

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(tt) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all collective and individual contracts with or involving its employees and with all European Union laws applicable to Italian companies and Italian national, and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto and, to the knowledge of the Company, there is no dispute with any employee existing or threatened, which dispute would have a Material Adverse Effect. There are no pending investigations involving the Company, its employees or any collective bargaining organization by any other governmental agency responsible for the enforcement of European Union, Italian national, and local laws and regulations or collective bargaining agreements. There is no unfair labor practice charge or complaint against the Company or any officer of the Company, pending before any regulatory authority, or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any officer of the Company, or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

(ww) All translations of each agreement, document or other writing provided by the Company for use by the Representatives or for use as exhibits to the Registration Statement which the Company reasonably believes (i) have been provided by parties whom the Company believes are reliable in their capacity to fairly and accurately translate such documents, and (ii) fairly and accurately represent the provisions of the original versions of the documents which they represent. To the extent such translations were provided by others, nothing has come to attention of officers of the Company familiar with such documents that causes them to believe the translations provided are inaccurate in any material respect.

(xx) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Italy and will be honored by the courts of Italy, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement and the Prospectus. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized by the courts of Italy, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement and the Prospectus, and the applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general.

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(yy) Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Italian, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Italian, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law.

(zz) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per ADS, the amount of the Offered ADSs set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 241,304 Option ADSs at the same purchase price per share as the Underwriters shall pay for the Underwritten ADSs, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Ordinary Shares underlying the Underwritten ADSs but not payable on the Ordinary Shares underlying the Option ADSs. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option ADSs as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option ADSs to be sold by the Company is 241,304. In the event that the Underwriters exercise less than their full option to purchase Option ADSs, the number of Option ADSs to be sold by the Company shall be, as nearly as practicable, in the same proportion to each other as are the maximum number of Option ADSs to be sold by the Company and the number of Option ADSs listed opposite their names on Schedule I. The number of Option ADSs to be purchased by each Underwriter shall be the same percentage of the total number of Offered ADSs to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten ADSs, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional ADSs.

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3. Delivery and Payment. Delivery of and payment for the Offered ADSs and the Option ADSs (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made on [●], or on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being called in this Agreement the “Closing Date”) immediately following: (i) the Ordinary Shares underlying Underwritten ADSs have been deposited with the Depositary and the Depositary has confirmed receipt to the Representatives; and (ii) all proceeds of sales made to non-U.S. investors through European members of the selling group (which are to be settled through Auerbach Grayson & Co LLC), net of applicable selling commissions, have been released to Roth Capital Partners, LCC, as sole book-running manager, against delivery of the number of Underwritten ADSs sold by such European selling group members. As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Underwritten ADSs shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Underwritten ADSs being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Underwritten ADSs shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. For the purposes only of the delivery of the Underwritten ADSs, the parties agree that where an Underwriter has an obligation to on-transfer the Underwritten ADSs to another party, that Underwriter receives delivery of and holds such Underwritten ADSs as bare trustee for the person they are obliged to transfer those Underwritten ADSs to.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to Representatives, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option), certificates for the Option ADSs in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds. If settlement for the Option ADSs occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option ADSs, and the obligation of the Underwriters to purchase the Option ADSs shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

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The Underwritten ADSs shall be registered in such names and in such denominations as the Representatives may request not less than one full business day prior to the applicable Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Underwritten ADSs for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADS Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADS Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADS Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADS Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which either of the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent such statements are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(e) Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Securities Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

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(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8 relating to stock options or employee benefit plans of the Company described in the Disclosure Package and the Prospectus, (iv) offer, issue and sell Ordinary Shares or ADSs, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs, in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance, partnership, the acquisition or license of the business, property, technology or other assets of another individual or entity, or the assumption of an employee benefit plan in connection with such a merger or acquisition), or (v) offer, issue and sell Ordinary Shares or ADSs, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs, on an arm’s length basis to any unaffiliated collaborators, manufacturers, distributors, or any other similar parties pursuant to a collaboration, licensing agreement, strategic alliance, manufacturing or distribution agreement or similar transaction; provided, however, that the aggregate number of securities (on an as-converted basis) that the Company may issue or agree to issue pursuant to clauses (iv) and (v) shall not exceed 5% of the number of Ordinary Shares outstanding immediately after the issuance and sale of such securities, and provided, further, that each recipient of such securities pursuant to clauses (iv) and (v) agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the lock-up letter described in Section 6(n) hereof.

(h) If the Representatives in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

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(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, Italian law or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADS Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Ordinary Shares underlying Offered ADSs under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Ordinary Shares, and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the ADS Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any Transfer Taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the Nasdaq Capital Market; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the reasonable fees and expenses of counsel for the Underwriters, provided that such fees and expenses of counsel contained in this clause (ix), together with clauses (vii) and (viii), shall not exceed $400,000 in the aggregate; (x) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xii) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, in each case such consent not to be unreasonably withheld, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

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(l) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(n) Each Underwriter agrees that (i) it is not purchasing any of the Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities or distribute any Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict sales to or through (or distributions of the Disclosure Package or the Prospectus to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

(o) The agreements of the Underwriters set forth in paragraph (n) of this Section 5 shall terminate upon the expiration of a period of thirty (30) days after the Closing Date.

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6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered ADSs and the Option ADSs, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Loeb & Loeb LLP, counsel for the Company, to have furnished to the Representatives an opinion and a negative assurance letter, each dated as of the Closing Date and addressed to the Representatives and the Depositary, in form and substance reasonably satisfactory to the Underwriters.

(c) The Company shall have requested and caused Giovannelli e Associati, Studio Legale, Italian counsel for the Company, to have furnished to the Representatives an opinion, dated as of the Closing Date and addressed to the Representatives and the Depositary, in form and substance reasonably satisfactory to the Underwriters.

(d) The Company shall have requested and caused Studio Spada and Dr. Negonda, Italian tax counsel for the Company, to have furnished to the Representatives an opinion, dated as of the Closing Date and addressed to the Representatives and the Depositary, in form and substance reasonably satisfactory to the Underwriters.

(e) The Company shall have requested and caused D. Young, intellectual property counsel for the Company, to have furnished to the Representatives an opinion, dated as of the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Underwriters.

(f) The Depositary shall have requested and caused Emmet Marvin & Martin, LLC, counsel for the Depositary, to have furnished to the Representatives their opinion dated as of the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Underwriters.

(g) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the ADS Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the Acting Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and the Underwriting Agreement and that:

(i) the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) The Company shall have requested and caused Mayer Hoffman McCann P.C. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, (i) confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the SEC thereunder and (ii) containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three Business Days prior to such Closing Date.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been any Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

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(k) Prior to the Closing Date, a minimum of 1,000,000 Ordinary Shares sold by the Company in the Reserved Offering shall have been purchased and paid for by existing shareholders of the Company, pursuant to subscription letters in the form filed as an exhibit to the Registration Statement, and the Company shall have furnished or caused to be furnished to the Representatives evidence of payment therefor in a minimum aggregate amount of Euro [●] in form and substance satisfactory to the Representatives. On the Closing Date the Company shall have paid to the Representatives by wire transfer payable in same-day funds to the accounts specified by the Representatives an advisory fee equal to 4.5% of the gross offering price of all Ordinary Shares sold by the Company in the Reserved Offering in US Dollars (“USD”) calculated at the exchange rate of USD [●] per Euro; provided, however, that the Underwriters agree that such advisory fee, when added to the aggregate amount of underwriting discounts and commissions earned by the Underwriters in connection with their purchase of Underwritten ADSs pursuant to Section 2 hereof, shall not exceed 6.5% of the total amount of gross proceeds from the sale by the Company of Underwritten ADSs and Ordinary Shares in the Reserved Offering in the aggregate.

(l) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives, and the Deposit Agreement shall be in full force and effect.

(m) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with it or its nominee of Ordinary Shares underlying Offered ADSs in respect of which Offered ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and delivery of the Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(n) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(o) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Capital Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(p) At the Execution Time, the Company shall have furnished to the Representatives a letter, substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

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The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 620 Eighth Avenue, New York, NY 10018, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Roth Capital Partners, LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates within the meaning of Rule 405 under the Securities Act, and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADS Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Prospectus, Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADS Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, syndicate covering transactions and penalty bids and, under the heading “Underwriting”, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Issuer is the indemnifying party, shall be limited to one such separate counsel for any Underwriter together with all persons who control such Underwriter within the meaning of the Exchange Act or the Securities Act, and no more than three such separate counsel for all of the Underwriters collectively) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent (which shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions and advisory fees payable to the Underwriters hereunder, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and advisory fees received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADS Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Agreement.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the SEC, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared by U.S. Federal, New York State or Italian authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Italy of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

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11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered to Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, California 92660, Attention: Syndicate Department and Maxim Group LLC at 300 Park Ave, 16th Floor, New York, New York 10022; or, if sent to Genenta Science S.p.A., will be mailed or delivered to Via Olgettina No. 58, 20132 Milan, Italy, Attention: Pierluigi Paracchi, with a copy (which shall not constitute notice) to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attention: Norwood Beveridge.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any state or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Italy.

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15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Integration. This Agreement, together with the letter agreement dated July 29, 2021 (the “Engagement Letter”), by and among the Company and Roth Capital Partners, LLC, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof, provided however that the provisions of Section 5(j) shall supersede the provisions of the Engagement Letter regarding such reimbursement arrangements regarding the expenses of the Underwriters.

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18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Currency. Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

GENENTA SCIENCE S.P.A.

By:
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

first above written.

Roth Capital Partners, LLC

By: Roth Capital Partners, LLC

By:
Name:
Title:

For itself and the other several

Underwriters named in Schedule I to

the foregoing Agreement.

Maxim Group LLC

By: Maxim Group LLC

By:
Name:
Title:

For itself and the other several

Underwriters named in Schedule I to

the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Offered ADSs to be Purchased
Roth Capital Partners, LLC	[●]
Maxim Group LLC	[●]

Total	[●]

I-1

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

II-1

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

Testing-the-Waters presentations:

●	Corporate Presentation dated January 2021
●	Corporate Presentation dated October 2021

III-1

EXHIBIT A

Form of Lock-Up Agreement

[Circulated under separate cover]

A-1

EXHIBIT B

Form of Press Release

Genenta Science S.p.A.

[insert date]

Genenta Science S.p.A. (the “Company”) announced today that Roth Capital Partners, LLC, the book-running manager in the Company’s recent public sale of [●] American Depositary Shares (“ADSs”) representing the Company’s Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s [ADSs] [Ordinary Shares] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], 20__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

[Form of Waiver of Lock-up]	ADDENDUM

[Letterhead of Roth Capital Partners, LLC]

GENENTA SCIENCE S.P.A.

Public Offering of Ordinary Shares represented by American Depositary Shares

[insert date], 20__

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by Genenta Science S.p.A. (the “Company”) of an aggregate of [●] American Depositary Shares (“ADSs”), representing Ordinary Shares, no par value, of the Company, represented by and the lock-up letter dated [insert date], 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 20__, with respect to [●] shares of [ADSs] [Ordinary Shares] (the “Shares”).

Roth Capital Partners, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [insert date], 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Roth Capital Partners, LLC

By:
Name:
Title:

cc: Genenta Science S.p.A.